SUBSCRIPTION BOOKLET

BUYONATE, INC.

Minimum of $3,000,000 up to a
Maximum of $5,000,000 of Investment Units

Each Unit Consisting of Four (4) Shares of Common Stock
and a Series C Warrant to purchase one (1) Share of Common Stock at an Exercise Price of $3.70 per share and a Series D Warrant to purchase one (1) Share of Common Stock  at an Exercise Price of $4.75 per share.

Purchase Price Per Unit: $10.56

CONTENTS

Instructions for Subscription

Subscription Agreement

Investor Questionnaire

BUYONATE, INC.

INSTRUCTIONS FOR SUBSCRIPTION

The subscriber must do the following:

1.           Complete, sign and deliver the Subscription Agreement included in this Subscription Booklet (fill out and sign on signature page).

2.           Complete, sign and deliver the Investor Questionnaire included in this Subscription Booklet (fill out and sign).

3.           Deliver payment in the aggregate amount of your subscription.

Delivery of the completed subscription documents described above and checks for subscription amounts made out to “Signature Bank, as Escrow Agent for Buyonate, Inc.” should be delivered directly to:

Signature Bank
261 Madison Ave.
New York, NY 10016
Attention: Cliff Broder, Group Director and Senior Vice President

Subscription amounts may also be sent by wire transfer of immediately available funds to:

Receiving Bank Name: Signature Bank
Receiving Bank ABA#: 026013576
Receiving Bank Address: 261 Madison Ave., New York, NY 10016
Beneficiary’s Name: Buyonate, Inc. Signature Bank as Escrow Agent
Reference: Buyonate, Inc.
Beneficiary’s Address: Buyonate, Inc.
Attn: Ryan Cravey, CEO
#803-5348 Vegas Drive
Las Vegas, NV 89108

Beneficiary’s Account #: 1501400153
SWIFT Code:       SIGNUS33

THE COMPANY MAY ACCEPT OR REJECT SUBSCRIPTIONS IN ITS SOLE DISCRETION.  THE OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS DEFINED UNDER REGULATION D AND/OR TO NON-UNITED STATES PERSONS UNDER REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  In the event that a subscription offer is not accepted by the Company, the subscription funds shall be returned to the subscriber, without interest or deduction thereon.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of July 9, 2010, by and between Buyonate, Inc., a Nevada corporation (“Buyonate” or the “Company”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, Hunter Wise Securities, LLC is acting as lead placement agent and American Capital Partners, LLC is acting as the co-placement agent (“Placement Agent”), on a “best efforts” basis, in a private offering (the “Offering”) in which the Subscribers agree to purchase and the Company agrees to offer and sell investment units (each a “Unit” and collectively the “Units”), each consisting of four (4) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); a Series C warrant (the “Series C Warrants”)  to purchase one share of  common stock at an exercise price of $3.70 per share (the “C Warrant Shares”); and a Series D warrant (the “Series D Warrants”)  to purchase one share of common stock at an exercise price of $4.75 per share (the “D Warrant Shares”) (collectively, the C Warrant Shares and the D Warrant Shares are the “Warrant Shares”) at a price  of $10.56 (the “Issue Price”) for aggregate gross proceeds of $3,000,000 (the “Minimum Offering”) to $5,000,000 (the “Maximum Offering”) in gross aggregate proceeds. The Common Stock, Warrants and Warrant Shares are hereinafter referred to as the “Purchased Securities”.

WHEREAS, such Offering is in connection with the combination (the “Combination”) of Buyonate and China Electronic Holding, Inc., a company incorporated under the laws of Delaware (“China Electronic”). The closing of the Combination is conditioned upon all of the conditions of the Offering being met, and the Offering is conditioned upon the closing of the Combination. The current shareholders, Chinese founders and management of China Electronic shall own at least 80% of the Company or its successor upon completion of the Combination and Minimum Offering. Pursuant to the Combination, China Electronic will become a wholly-owned subsidiary of Buyonate.  Therefore, Buyonate, and China Electronic are collectively referred to herein as “Buyonate” or the “Company”, unless otherwise indicated.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Securities and the Subscriber desires to purchase that number of Purchased Securities set forth on the signature page hereto on the terms and conditions set forth herein.

WHEREAS, the aggregate proceeds of the Offering shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.           Purchase and Sale of Securities.

(a)           The Units.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), each Subscriber shall purchase and the Company shall sell to each Subscriber the Purchased Securities for the portion of the Issue Price designated on the signature pages hereto.

(b)           Warrants. Upon the following terms and conditions and for no additional consideration, each of the Subscribers shall be issued Series C Warrants in the form attached hereto as Exhibit E and Series D Warrants in the form attached hereto as Exhibit F (collectively, the Series C Warrants and Series D Warrants are referred to herein as the “Warrants”) with the Series C Warrants entitling the Subscribers to purchase one (1) share of the Company’s Common Stock  at an exercise price of $3.70, and the Series D Warrants entitling the Subscribers to purchase an one (1) share of the Company’s Common Stock  at an exercise price of $4.75.

2.           Closing.  The issuance and sale of the Purchased Securities shall occur on the closing date (the “Closing Date”), which shall be the date that Subscriber funds representing the net amount due to the Company from the Issue Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company. The initial Closing Date shall occur on or before July 16, 2010 (the “Initial Closing”) and shall transmit to the Company gross proceeds of at least $3,000,000. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, New Jersey 07726 on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. The Subscriber and the Company acknowledge and agree that the Company may consummate the sale of additional Purchased Securities to the Subscriber, on the terms set forth in this Agreement and the other Transaction Documents as defined herein, at more than one closing which shall be no later than August 31, 2010 (each referred to herein as a “Closing”).

3.           Subscriber Representations, Warranties and Covenants.  The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.   If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.   Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 4(c)) and to purchase the Purchased Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)           No Conflicts.   The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment. The Subscriber is acquiring the Purchased Securities solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution.  The Subscriber does not have a present intention to sell the Purchased Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Purchased Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3.2(h) below, the Subscriber does not agree to hold the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Securities and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.  The Subscriber further acknowledges that the Subscriber understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Purchased Securities involves substantial risks.

(e)            Information on Company.    Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission and to the Company’s Form 10-K filed on EDGAR on March 24, 2010 for the fiscal year ended December 31, 2009, together with all other filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”) and all correspondence from the Commission to the Company including but not limited to the Commission’s comment letters relating to the Company’s periodic filings with the Commission whether available at the EDGAR website or not.  In addition, such Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Securities.  Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(f)            Opportunities for Additional Information.  The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)           Information on Subscriber.   Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(h)            Compliance with 1933 Act.   Such Subscriber understands and agrees that the Purchased Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Securities without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Purchased Securities, and deliver the Purchased Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Purchased Securities, to third parties who in turn may dispose of these Purchased Securities.

(i)             Purchased Securities Legend.  The Purchased Securities shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE PURCHASED SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE PURCHASED SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PURCHASED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE.  NOTWITHSTANDING THE FOREGOING, THE PURCHASED SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE PURCHASED SECURITIES.”

 (j)            Communication of Offer.  The offer to sell the Purchased Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.   Such Subscriber understands that the Purchased Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Purchased Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)            No Governmental Review.   Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Securities or the suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

(m)           Correctness of Representations.  Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.  The Subscriber understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Securities.

(n)           Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 7(m).  The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 7(m), the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Purchased Securities is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Subscriber does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 7(m). Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Securities covered by this Agreement.

(o)           Additional Representations, Warranties and Covenants of Non-United States Persons.

(i)           The Subscriber understands that the investment offered hereunder has not been registered under the 1933 Act and the Subscriber understands that such Subscriber is purchasing the Purchased Securities without being furnished any offering literature or prospectus. The Subscriber is acquiring the Purchased Securities for the Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

(ii)          At the time the Subscriber was offered the Purchased Securities, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” which is defined below:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)
Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)        The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Purchased Securities in any country or jurisdiction where action for that purpose is required.

(iv)        The Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Purchased Securities for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(v)         The Subscriber will not resell the Purchased Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(vi)        The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vii)       No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Purchased Securities.

4.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are set forth on Schedule 4(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Purchased Securities, the Escrow Agreement, the Lock-Up Agreements and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Purchased Securities) are set forth on Schedule 4(d).  Except as set forth on Schedule 4(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 4(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Over The Counter Bulletin Board (the “Bulletin Board”) or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of the Company or any of its Affiliates, except in favor of Subscriber as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)        result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)         The Purchased Securities.  The Purchased Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)         have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Securities, the Purchased Securities will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the 1933 Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)        will not subject the holders thereof to personal liability by reason of being such holders.

(h)         Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since March 31, 2010 and except as modified in the Reports or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)          Defaults.  The Company is not in material violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)         No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(n)          No Undisclosed Liabilities.  Since March 31, 2010, except as disclosed in the Reports, the Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since March 31, 2010 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 4(n).

(o)           No Undisclosed Events or Circumstances.  Since March 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(p)           Dilution.   The Company’s executive officers and directors understand the nature of the Purchased Securities being sold hereby and recognize that the issuance of the Purchased Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Purchased Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Purchased Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(r)            Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(t)            Listing.  Upon completion of the Combination, the Company’s common stock is quoted on the Bulletin Board currently under the symbol “BUYO”.  The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

(u)           Transfer Agent.   The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 4(u) hereto.

(v)           Environmental Compliance. Since their inception, neither the Company, nor any of its Subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a Material Adverse Effect. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 4(v), the Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)           Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Reports or Other Written Information, neither the Company nor any Subsidiary  has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed with the Commission or on the Form 8-K that is not so disclosed. Since March 31, 2010, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(x)            Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(y)            ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)           Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(aa)          Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which material compliance by the Company is required as of the date hereof.

(bb)          PFIC.  Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(cc)          OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)         Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)          Reserved.

(ff)           Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the Offering (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(gg)         Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(hh)         Survival.  The foregoing representations and warranties shall survive for a period of two years after the Closing Date.

(ii)            No Brokers.  Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company and except as set forth on Schedule 4(ii).

4.1         China Electronic Representations and Warranties.  China Electronic represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  China Electronic is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. China Electronic is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. As of the Closing Date, all of China Electronic’s Subsidiaries and China Electronic’s ownership interest therein are set forth on Schedule 4.1(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in China Electronic have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  The Transaction Documents have been duly authorized, executed and delivered by China Electronic and are valid and binding agreements of China Electronic enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  China Electronic has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

 (d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over China Electronic, or any of its Affiliates, the Bulletin Board or China Electronic’s shareholders is required for the execution by China Electronic of the Transaction Documents and compliance and performance by China Electronic of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities.  The Transaction Documents and China Electronic’s performance of its obligations thereunder have been unanimously approved by China Electronic’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by China Electronic or any Affiliate of China Electronic in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of China Electronic or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of China Electronic’s obligations under this Agreement and all other Transaction Documents entered into by China Electronic relating thereto will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of China Electronic, (B) to China Electronic’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to China Electronic of any court, governmental agency or body, or arbitrator having jurisdiction over China Electronic or over the properties or assets of China Electronic or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which China Electronic or any of its Affiliates is a party, by which China Electronic or any of its Affiliates is bound, or to which any of the properties of China Electronic or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which China Electronic, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of China Electronic or any of its Affiliates except in favor of Subscriber as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of China Electronic, or the holder of the right to receive any debt, equity or security instrument of China Electronic nor result in the acceleration of the due date of any obligation of China Electronic; or

(iv)        result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of China Electronic or having the right to receive securities of China Electronic.

(f)           Litigation.  There is no pending or, to the best knowledge of China Electronic, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over China Electronic, or any of its Affiliates that would affect the execution by China Electronic or the complete and timely performance by China Electronic of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of China Electronic, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over China Electronic, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(g)           No Market Manipulation.  China Electronic and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(h)           Information Concerning China Electronic.  China Electronic's audited financial statements consisting of the balance sheet of the Company as of December 31, 2009 and December 31, 2008 and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the China Electronic for the most recent quarter prior to the Closing Date and the related statements of income and retained earnings, stockholders' equity and cash flow for the three month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “ China Electronic Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

(i)           Defaults.  China Electronic is not in material violation of its articles of incorporation or bylaws.   China Electronic is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(j)           No Integrated Offering.   Neither China Electronic, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of China Electronic nor solicited any offers to buy any security of China Electronic under circumstances that would cause the offer of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by China Electronic for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or China Electronic’s ability to timely comply with its obligations hereunder.  Neither China Electronic nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or China Electronic’s ability to timely comply with its obligations hereunder.  China Electronic will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Securities that would impair the exemptions relied upon in this Offering or China Electronic’s ability to timely comply with its obligations hereunder.

(k)          No General Solicitation.  Neither China Electronic, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(l)           No Undisclosed Liabilities.  Except as disclosed in the China Electronic Financial Statements, China Electronic has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of China Electronic businesses and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the China Electronic Financial Statements or on Schedule 4.1(l).

(m)         No Undisclosed Events or Circumstances.  Except as disclosed in the China Electronic Financial Statements, no event or circumstance has occurred or exists with respect to China Electronic or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by China Electronic, but which has not been so publicly announced or disclosed in the China Electronic Financial Statements.

 (n)         No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by China Electronic to arise between China Electronic and the accountants and lawyers previously and presently employed by China Electronic, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(o)          Foreign Corrupt Practices.  Neither China Electronic, nor to the knowledge of China Electronic, any agent or other person acting on behalf of China Electronic, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by China Electronic (or made by any person acting on its behalf of which China Electronic is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(p)          Environmental Compliance. Since their inception, neither China Electronic, nor any of its Subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a Material Adverse Effect. China Electronic and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as disclosed on Schedule 4.1(p), China Electronic and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting China Electronic or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)          Employees. Neither China Electronic nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Reports or Other Written Information, neither China Electronic nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by China Electronic or such Subsidiary required to be disclosed with the Commission or on the Form 8-K that is not so disclosed.

(r)           Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. China Electronic is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. China Electronic is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  China Electronic is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(s)          ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by China Electronic or any of its Subsidiaries which is or would be materially adverse to China Electronic and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which China Electronic is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.

(t)           Independent Nature of Subscribers. China Electronic acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. China Electronic acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of China Electronic or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. China Electronic acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. China Electronic acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(u)          PFIC.  Neither China Electronic nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(v)           OFAC. Neither China Electronic nor any of its Subsidiaries nor, to the knowledge of China Electronic, any director, officer, agent, employee, Affiliate or person acting on behalf of any of China Electronic or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by OFAC; and China Electronic will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of China Electronic, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(w)           Money Laundering Laws. The operations of each of China Electronic and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of China Electronic or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of China Electronic, threatened.

(x)           Company Predecessor and Subsidiaries.  China Electronic makes each of the representations contained in Sections 4.1 of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to China Electronic of a historical or prospective nature shall relate, apply and refer to China Electronic and its predecessors and successors.  China Electronic represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries identified on Schedule 4.1(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 4.1(a).  China Electronic further represents that except as described in the China Electronic Financial Statements the Subsidiaries have not been known by any other name for the prior five years.

(y)           Solvency. Based on the financial condition of China Electronic as of the Closing Date after giving effect to the receipt by China Electronic of the proceeds from the Offering (i) China Electronic’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of China Electronic’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) China Electronic’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by China Electronic, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of China Electronic, together with the proceeds China Electronic would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. China Electronic does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z)           Correctness of Representations.  China Electronic represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless China Electronic otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(aa)          Survival.  The foregoing representations and warranties shall survive for a period of two years after the Closing Date.

(bb)         No Brokers.  Neither China Electronic nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by China Electronic and except as set forth on Schedule 4.1(bb).

5.           Regulation D/Regulation S Offering/Legal Opinion.  The offer and issuance of the Purchased Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act or Rule 506 of Regulation D and/or Regulation S promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Purchased Securities.  A form of the Closing Legal Opinion is annexed hereto as Exhibit C.  The Company will provide, at the Company’s expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Purchased Securities pursuant to an effective registration statement. The Company shall approve, or have its designated counsel approve, Rule 144 legal opinion requests from Subscriber’s counsel for removal of restrictive legends to the Purchased Securities, within three (3) business days of such request being provided to the Company’s transfer agent.

6.           Legal Fees.   The Company shall pay a fee of $30,000 to Anslow & Jaclin, LLP, as reimbursement for legal services rendered to the Subscriber in connection with this Agreement and the purchase and sale of the Offering, and $2,000 to Spectrum-OSO Asia Limited for due diligence related services.   The $32,000 fee for Subscriber’s legal fees and expenses (to the extent known as of the Closing) will be payable out of funds held pursuant to the Escrow Agreement and paid at Closing.

7.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 7(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company will maintain the quotation or listing of its common stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable, as long as any Purchased Securities are outstanding. The Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the common stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.  (c)Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) two (2) years after the Final Closing Date, or (ii) the Purchased Securities can be resold or transferred by the Subscribers pursuant to Rule 144(b)(1)(i) (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, and (B) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until all of the Purchased Securities are sold by the Subscriber, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Purchased Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)           Use of Proceeds.   The proceeds of the Offering will be employed by the Company for expenses of the Offering, and general working capital.  Except as described on Schedule 7(e), the Issue Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

(f)           DTC Program.  If the Company is eligible for DTC's "FAST" program, it will, for a period of at least two (2) years from the Final Closing Date, use its best efforts to employ as the transfer agent for the Purchased Securities a participant in the Depository Trust Company Automated Securities Transfer Program that is eligible to deliver shares via the Deposit Withdrawal Agent Commission System.

(g)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  As reasonably necessary as determined by the Company, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(i)           Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 7(k) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(l)           Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(m)           Confidentiality/Public Announcement.   The Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscriber’s Purchased Securities or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K and issue a press release describing the Offering on the fourth business day after the Closing Date.  Prior to the Closing Date, such Form 8-K will be provided to the Placement Agents for their review and approval.  In the Form 8-K, the Company will specifically disclose the nature of the Offering and amount of common stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while the Purchased Securities are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four business days after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K, provided, however, that the Company will have no obligation to file any Report on Form 8-K with respect to (i) any information contained in the registration statement relating to the registration of the Registrable Securities, submitted for investors’ review pursuant to Section 9 herein, and (ii) the information as to currently contemplated and/or negotiated financing transactions.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information.   In such case, the Company will not deliver such information to Subscribers.  In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(n)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 7(m) above and except for the information as to currently contemplated and/or negotiated financing transactions, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(o)           Further Registration Statements.   Except for a registration statement filed exclusively on behalf of the Subscribers, the Company will not, without the consent of the Majority Holders, file with the Commission or with state regulatory authorities any registration statements or amend any already filed registration statement to increase the amount of common stock registered therein, or reduce the price of which such company securities are registered therein, (except for Forms S-8), until the End Date.

(p)           Lockup Agreement.   The Company will deliver to the Subscribers on or before the Closing Date, and enforce the provisions of, irrevocable lockup agreements (“Lockup Agreement”) in the form annexed hereto as Exhibit B, with the persons identified on Schedule 7(p).

(q)           Board of Directors.  As soon as possible, but no later than twelve (12) months after the Closing Date (the “Uplisting Board Date”), the Company shall comply with all Nasdaq Corporate Governance standards, including, but not limited to, appointment of a number of independent directors to exceed the number of non-independent directors on the board (the “Uplisting Board”).

(r)           Uplisting.  The Company shall complete an uplisting of the common shares currently quoted on the Bulletin Board to the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, NYSE Amex Equities or any other exchange acceptable to the Subscriber within twelve (12) months of the Closing (“Uplisting”). If the Uplisting is not completed within twelve (12) months after the Closing Date (the “Uplisting Date”), the Company shall pay liquidated damages to the Subscribers. Such damages shall be paid in cash in an aggregate amount per month (or part thereof) equal to 0.5% of the amount of the aggregate Issue Price of the Purchased Securities subscribed to in the Offering after the Uplisting Date, to be paid on the first business day of each monthly anniversary after the Uplisting Date until the Uplisting is achieved (the “Uplisting Penalty”). The Uplisting Penalty shall be apportioned on a pro-rata basis (determined by dividing each Subscriber’s Issue Price by the aggregate Issue Price delivered to the Company by the Subscribers hereunder). The Uplisting Penalty shall not in the aggregate exceed 5% of the aggregate Issue price of the Purchased Securities subscribed to by the Subscribers.

(s)           Additional Negative Covenants.  From the date of this Agreement until the End Date, the Company will not and will not permit any of its Subsidiaries, without the written consent of the Majority Holders, to directly or indirectly:

(i)          engage in any business other than businesses engaged in or proposed to be engaged in by the Company on the Closing Date or businesses similar thereto;

(ii)         merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into the Company), or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than twenty percent (20%) of the book value of its assets on a consolidated basis in any 12-month period, or liquidate, dissolve, recapitalize or reorganize;

(iii)        incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness in excess of three million dollars ($3,000,000), except for obligations incurred in the ordinary course of business;

(iv)        enter into any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company’s performance of its obligations to holders of the Purchased Securities pursuant to this Agreement or any Transaction Documents; or

(v)         enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution.

8.           Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Documents, or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any material covenant or undertaking to be performed by the Company hereunder, or any other material agreement entered into by the Company and Subscribers relating hereto.

(b)           The Subscribers agree to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon them or any such person which results, arises out of or is based upon any material misrepresentation by the Subscribers in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Documents.  Notwithstanding the forgoing, in no event shall the liability of the Subscriber or permitted successor hereunder, or under any Transaction Documents or other agreement delivered in connection herewith, exceed the Purchase Price paid by such Subscriber.

(c)           The procedures set forth in Section 9(f) shall apply to the indemnification set forth in Section 8.

9.           Registration Rights.

(a)          Registration Statement Requirements.  The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register all or such portion of the Registrable Shares (as hereinafter defined) as permitted by the Commission (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Shares) pursuant to Rule 415 for resale and distribution under the 1933 Act on or before the date (the “Required Filing Date”) which is sixty (60) calendar days after the Final Closing Date, and use its best efforts to cause the Registration Statement to be declared effective by the date (the “Required Effective Date”) which is not later than the earlier of (x) one hundred eighty (180) calendar days after the Final Closing Date, or (y) ten (10) business days after oral or written notice to the Company or its counsel from the Commission that it may be declared effective. The Company will register not less than 100% of the Purchased Shares and the Warrant Shares in the aforedescribed Registration Statement (the “Registrable Shares”).  In the event that the Company is required by the Commission to cutback the number of shares being registered in the Registration Statement pursuant to Rule 415, then the Company shall reduce the Registrable Shares pro rata, and unless otherwise directed in writing by the Subscriber as to its Registrable Shares, the number of Registrable Shares to be registered on such Registration Statement will first be reduced by Registrable Shares represented by Warrant Shares and second by Registrable Shares represented by Purchased Shares.  The Registration Statement shall also state that, in accordance with Rules 416 and 457 under the 1933 Act, it also covers such indeterminate number of additional shares of common stock as may become issuable with respect to the Registrable Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. Notwithstanding anything to the contrary contained in this Section 9, if the Company receives comments on the Registration statement from the Commission, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Shares for as many Subscribers as possible to be included in the Registration Statement filed pursuant to Section 9(a) without characterizing any Subscriber as an underwriter, the Company is unable to cause the inclusion of all Registrable Shares in such Registration Statement, then the Company may, following not less than three (3) Trading Days prior written notice to the Subscribers, (x) remove from the Registration Statement such Registrable Shares (the “Cut Back Shares”) and/or (y) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company name any Subscriber as an underwriter without such Subscriber’s prior written consent (collectively, the “Commission Restrictions”). Unless the Commission Restrictions otherwise require, any cut-back imposed pursuant to this Section 9(a) shall be allocated among the Registrable Shares of the Subscribers on a pro rata basis. No liquidated damages under Section 9(d) shall accrue on or as to any Cut Back Shares, and the Required Effective Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any Commission Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all provisions of this Section 9 (including, without limitation, the liquidated damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Shares”) so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Shares (if such Registrable Shares cannot at such time be resold by the Subscribers thereof pursuant to Rule 144).

(b)         Registration Procedures. If and whenever the Company is required by the provisions of Section 9(a) to effect the registration of any Registrable Shares under the 1933 Act, the Company will, as expeditiously as possible:

(i)          subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 9, with respect to such securities and use its best commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to Subscriber’s Counsel copies of all filings and Commission letters of comment and notify the Subscribers (by telecopier and by e-mail addresses provided by the Subscribers) and Subscriber’s Counsel (by telecopier and by email to ktrauger@anslowlaw.com) on or before the second  business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(ii)         prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective until all of the Registrable Shares covered by the Registration Statement can been sold by the Subscribers pursuant to Rule 144 without volume restrictions;

(iii)        furnish to the Subscribers such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Subscribers reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(iv)        use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Subscribers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to service of process in any such jurisdiction and the Company shall not be required to register or qualify the Registrable Shares in more than ten (10) states;

(v)         list the Registrable Shares covered by such registration statement with any securities exchange on which the common stock of the Company is then listed;

(vi)        notify the Subscribers within twenty-four hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Shares. Each Subscriber hereby covenants that it will not sell any Registrable Shares pursuant to such prospectus during the period commencing at the time at which the Company gives such Subscriber notice of the suspension of the use of such prospectus in accordance with this Section 9(b)(vi) and ending at the time the Company gives such Subscriber notice that such Subscriber may thereafter effect sales pursuant to the prospectus, or until the Company delivers to such Subscriber or files with the Commission an amended or supplemented prospectus.

(c)           Provision of Documents.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Subscriber that such Subscriber shall furnish to the Company in writing such information and representation letters, including a completed form of the Selling Securityholder Questionnaire attached as Exhibit A hereto, with respect to itself and the proposed distribution by it as the Company may reasonably request to assure compliance with federal and applicable state securities laws.

(d)           Non-Registration Events.  The Company and the Subscribers agree that the Subscribers will suffer damages if the Registration Statement is not filed by the Required Filing Date and not declared effective by the Commission by the Required Effective Date or if, after it is declared effective, its effectiveness is not maintained in the manner and within the time periods contemplated by Section 9 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (A) the Registration Statement is not filed on or before the Required Filing Date, (B) the Registration Statement is not declared effective on or before the Required Effective Date, or (C) any registration statement described in Section 9 declared effective but shall thereafter cease to be effective for a period of time which shall exceed forty (40) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective), or (D) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified, or (E) ) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within thirty (30) calendar days (the “Comment Response Period”) after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (F) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Shares (each such event referred to in clauses A through F of this Section 9(d), a “Non-Registration Event”), then the Company shall deliver to the Subscribers, as liquidated damages (“Liquidated Damages”), on a pro-rata basis (determined by dividing each Subscriber’s Issue Price by the aggregate Issue Price delivered to the Company by the Subscribers hereunder)an amount equal to one-half percent (0.5%) of the aggregate Issue Price of the Purchased Securities owned of record by such Subscribers on the first business day after the Non-Registration Event and for each subsequent thirty (30) day period (pro rata for any period less than thirty days) which are subject to such Non-Registration Event. The maximum aggregate Liquidated Damages payable to the Subscriber under this Agreement shall be five percent (5%) of the aggregate Issue Price paid by the Subscribers pursuant to this Agreement. The Company shall pay the Liquidated Damages in cash. In the event a Registration Statement is filed by the Required Filing Date, but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed until it is refiled.

(e)           Expenses.  All expenses incurred by the Company in complying with Section 9, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 9.

(f)           Indemnification and Contribution.

(i)           In the event of a registration of any Registrable Shares under the 1933 Act pursuant to Section 9, the Company will, to the extent permitted by law, indemnify and hold harmless the Subscriber, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Subscriber, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such Subscriber or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares was registered under the 1933 Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 9(f)(iii) reimburse the Subscriber, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Subscriber to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber in writing specifically for use in such registration statement or prospectus.

(ii)           In the event of a registration of any of the Registrable Shares under the 1933 Act pursuant to Section 9, each Subscriber severally, but not jointly, will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the 1933 Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Shares pursuant to such registration statement.

(iii)        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9(f)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9(f)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9(f)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(iv)        In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Subscriber, or any controlling person of a Subscriber, makes a claim for indemnification pursuant to this Section 9(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9(f) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is not provided under this Section 9(f); then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Subscriber is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Shares pursuant to such registration statement.

10.         Anti-dilution and Purchase Rights.

(a)           Right of Participation.   The Subscribers shall have the right to purchase up to 25% of any subsequent underwritten offering of the Company’s securities at the time of Uplisting (the “Follow-on Financing”). The Subscribers shall be given not less than ten business days prior written notice (the “Notice of Sale”) of any proposed Follow-on Financing and shall have the right during the ten business days following receipt of the Notice of Sale to purchase the securities offered in the Follow-on Financing.

(b)           Most Favored Nations Provision.   Other than in connection with Excepted Issuances (as such term is defined in the last sentence of this Section 10(b)), if at any time within twenty four (24) months following the Closing, the Company shall issue any common stock or securities convertible into or exercisable for shares of common stock (or modify the conversion or exercise price of any of the foregoing which may be outstanding) to any person or entity at a price per share which shall be less than 130% of the Common Stock price in the Offering or $3.43 for the price of the Follow-on Financing, subject to adjustment for stock dividends, subdivisions and combinations (the “Lower Price Issuance”), without the consent of the Subscriber, then the Company shall issue, for each such occasion, additional shares of common stock to the Subscriber respecting those Purchased Securities that are then still owned by the Subscriber at the time of the Lower Price Issuance so that the average per share purchase price of the Purchased Securities owned by the Subscriber on the date of the Lower Price Issuance plus such additional shares issued to Subscriber pursuant to this Section 10(b) is equal to such other lower price per share.  The delivery to Subscriber of the additional shares of common stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of common stock.  Subscriber is granted piggyback registration rights in connection with such additional shares of common stock.  For purposes of the issuance and adjustment described in this paragraph, in the case of the issuance of securities convertible into or exercisable for shares of common stock, the price per share shall be deemed to be the quotient obtained by dividing (i) the sum of (A) the price paid for such derivative security plus (B) the aggregate amount of consideration to be paid upon conversion or exercise price of such security for the maximum number of shares for which the derivative security may be converted or exercised, by (ii) the total number of shares of common stock issuable upon conversion or exercise price of such security for the maximum number of shares for which the derivative security may be converted or exercised. The adjustment described in this paragraph shall be made immediately upon the earlier of (x) the issuance of the derivative security or (y) the Company entering into an agreement to issue the derivative security, in each case at a price lower than $3.43 or the price of the Follow-on Financing, (which $3.43 or price of the Follow-on Financing is subject to adjustment for stock dividends, subdivisions and combinations), but such adjustment shall not be made again upon any issuance of shares of common stock upon conversion of such derivative security. Any common stock or derivative security issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issuance will be deemed issuable or to have been issued for $0.01 per share of common stock.  The rights of Subscriber set forth in this Section 10 are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Documents, and any other agreement referred to or entered into in connection herewith or to which Subscriber and Company are parties.  For purposes hereof, “Excepted Issuances” means the (i) Company’s issuances of securities  comprising the full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity that has been approved by a majority of disinterested directors of the Company and in which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of common stock or its issuances or grants of options to purchase common stock to employees, directors, and officers of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and (iv) the Company’s issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

(c)           Other Adjustments.

(i)           If the Company’s actual after tax net income under U.S. GAAP for the fiscal year ending December 31, 2010 (“Actual 2010 Net Income”) is less than $12,000,000 (“2010 Guaranteed NI”), then the Company shall issue, for each such occasion, to each Subscriber on a pro-rata basis (determined by dividing each Subscriber’s Issue Price by the aggregate Issue Price delivered to the Company by the Subscribers hereunder), additional amount of shares of Common Stock (the “Make Good Shares”) equal to, as applicable, a number of shares equal to the difference between A and the product of A x B, where A is the number of common shares originally purchased and B equals (2010 Guaranteed NI  minus Actual 2010 Net Income)/2010 Guaranteed NI.

(ii)          The delivery to Subscriber of the Make Good Shares shall be made not later than the third business day after the filing of a Form 10-K with the Commission which includes the annual audited financial statements for the fiscal year ending December 31, 2010.

(iii)        Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved the 2010 Guaranteed NI, the Company may disregard any non-cash charge or expense required to be recognized by the Company under United States generally accepted accounting principles (the “GAAP”), including, but not limited to, the non-cash charges listed below. In addition, in determining whether the Company has achieved the 2010 Guaranteed NI, (1) any liquidated damages payable pursuant to the Transaction Documents and (2) any non-cash charges expensed by the Company related to any Warrants or common stock issued pursuant to this Transaction, in each case, shall not be included as expenses of the Company in determining the Actual 2010 Net Income. Actual 2010 Net Income shall also not include any charges or additions to net income of the Company as a result of any fluctuation in the value of the Company’s Common Stock. “Net Income” shall mean the Company’s income after taxes for the fiscal year ending  December 31, 2010 determined in accordance with GAAP as reported in the 2010 Annual Report on Form 10-K of the Company less the allowable exclusions listed above.

11.         Closing Conditions.

(a)           The obligation hereunder of the Subscriber to acquire and pay for the Purchased Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)          The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(ii)         The Company shall have completed the Combination simultaneously with the Closing of the Offering described herein

(iii)        The Transaction Documents have been duly executed and delivered by the Company to the Escrow Agent; and

(iv)        On the Closing Date, the Subscriber shall have received an opinion of the Guzov Ofsink, LLC, counsel for the Company and Global Law Office PRC counsel for the Company, dated the Closing Date, addressed to the Subscribers, in the forms attached as Exhibit C-1 and C-2.

(b)           The obligation hereunder of the Company to issue and sell the Purchased Securities to the Subscriber is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)          The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(ii)         The Issue Price for the Purchased Securities has been delivered to the escrow account maintained by Signature Bank (the “Escrow Agent”);

(iii)        The initial Closing Date shall have occurred on or before July 16, 2010 and shall have transmitted to the Company gross proceeds of at least $3,000,000; and

(iv)        The Transaction Documents to which the Subscriber is a party have been duly executed and delivered by the Subscriber to the Escrow Agent.

12.         Appointment of Subscriber Representative.

(a)           Except for Oso Capital, LLC, Lee Bear I, LLC, Chestnut Ridge Partners, LP, John Baldwin, DNST Properties, LLC, Burke Family Trust, SEL Private Trust Co. FAO Jim Smucker Co. Master Trust, Coronado Capital Partners LP, Lazy Bear I, LLC, Joseph R. Lee, Chris Clayton and Bear Marsh, LLC,, any additional subscribers in Subsequent Closings hereby appoint American Capital Partners, LLC as such subscriber’s representative (the “Subscriber Representative”) to act on their collective behalf with respect to the Transaction Documents and all amendments thereto, and the Subscriber Representative hereby accepts such appointment.

(b)           Such subscribers hereby authorize the Subscriber Representative to negotiate and accept on the subscriber’s behalf such additional terms of the Offering as the Subscriber Representative shall deem at its sole discretion to be in the best interest of such subscriber. All decisions of the Subscriber Representative with respect to the foregoing shall be binding on such subscriber absent fraud or willful misconduct.

(c)           The Company hereby agrees to expand to each additional subscriber the benefit of the additional terms of the Offering accepted by the Subscriber Representative pursuant to Section 12(b).

13.         Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Buyonate, Inc.
Attn: Ryan Cravey, CEO
#803-5348 Vegas Drive
Las Vegas, NV 89108

With a copy by fax only to (which copy shall not constitute notice):

Darren L. Ofsink
GUZOV OFSINK, LLC
600 Madison Avenue
New York, New York  10022
Facsimile:  (212) 688-7273

If to the Subscribers:
To each of the addresses and facsimile numbers listed on the signature pages of this Agreement

With a copy by fax only to (which copy shall not constitute notice):

Anslow & Jaclin LLP
Attn: Kristina L. Trauger, Esq.
    Gary S. Eaton, Esq
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Facsimile: (732) 577-1188

 (b)           Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the total shares of common stock purchased in the Offering and then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the Majority Holders. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Purchased Shares, as the case may be.

 (c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company and the Subscribers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with China Electronic Holdings, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF UNITS   _____________   x  10.56 =   _____________  (the “Issue Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone - Business	Telephone - Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile - Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued: _________________________________

Dated:  July 9, 2010

This Subscription Agreement is agreed to and accepted as of July 9, 2010.

BUYONATE, INC.

By:
Name:
Title:

This Subscription Agreement is agreed to and accepted as of July 9, 2010.

Solely with respect to Section 4.1, (Representations by China Electronic Holdings, Inc.),
CHINA ELECTRONIC HOLDINGS, INC.

By:
Name:
Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Selling Securityholder Questionnaire

Exhibit B	Form of Lockup Agreement

Exhibit C	Form of Legal Opinion

Exhibit D	Escrow Agreement

Exhibit E	Series C Warrant

Exhibit F	Series D Warrant

Investor Questionnaire

This Questionnaire must be answered fully and returned along with your completed subscription agreement in connection with your prospective purchase of securities from Buyonate, Inc. (the “Company”).

The Subscriber represents and warrants that he, she or it comes within category as marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the subscription agreement between the Company and the subscriber signatory thereto (the “Agreement”).

(1)           The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below

☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation:  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

☐
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is a director or executive officer of the Company which is issuing and selling the Units.

☐
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by Persons that are accredited Subscribers. (describe entity)

      ______________________________________________________
      ______________________________________________________

1.	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (Describe entity)

      ______________________________________________________
      ______________________________________________________

2.
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (Describe entity)

      ______________________________________________________
      ______________________________________________________

3.
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

4.
The undersigned is an entity (other than a trust) all of the equity owners of which are “accredited investors” within one or more of the above categories.  If relying upon this Category H alone, each equity owner must complete a separate copy of this Agreement.  (Describe entity)

                           ______________________________________________________

1.	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties made by the undersigned in this Agreement shall cease to be true, accurate and complete.

GENERAL INFORMATION

Name:  ________________________________

Date of Birth:  ______________________________

Residence Address:  _______________________________________________________________

Business Address:  ________________________________________________________________

Home Telephone No.: ______________________________________________________________

Business Telephone No:  ____________________________________________________________

E-mail Address:  ___________________________________________________________________

Preferred Mailing Address: ________ Business   or _________  Home (check one)

Social Security Number:  ____________________________________________________________

Marital Status:  ____________________________________________________________________

(2)            SUITABILITY (please answer each question)

(a)  For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)  For an individual Subscriber, please describe any college or graduate degrees held by you:

(c) For all Subscribers, please list types of prior investments:

(d)  For all Subscribers, please state whether you have you participated in other private placements before:

YES  ☐                               NO  ☐

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private	Public or Private
	Companies	Companies	[ ]

Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future?

YES  ☐                               NO  ☐

(g)  For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

YES  ☐                               NO  ☐

(h)  For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES  ☐                               NO  ☐

(i)  For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES  ☐                               NO  ☐

(j)  For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES  ☐                               NO  ☐

(3)           MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of
Survivorship (both parties must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Company*
(g)	Trust*
(h)	Other

*If Units are being subscribed for by an entity, the Certificate of Signatory attached as Exhibit II to the Subscription Agreement must also be completed.

(4)           FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

YES  ☐                               NO  ☐

If yes, please describe:

If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the Rules of Fair Practice.

Name of FINRA Member Firm
By:
Authorized Officer
Date:

(5)          FOR TRUST SUBSCRIBERS.

A. Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to purchase the shares of the Company’s stock in whole or in part through a trust, please answer each of the following questions.

Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

YES  ☐                               NO  ☐

Does this investment in the Company exceed 10% of the trust assets?

YES  ☐                               NO  ☐

B. If the trust is a revocable trust, please complete Question 1 below.  If the trust is an irrevocable trust, please complete Question 2 below.

1.           REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

YES  ☐                               NO  ☐

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name:

Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

YES  ☐                               NO  ☐

OR

Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2008 and 2009 and is reasonably expected to be in excess of $200,000 for 2010?

YES  ☐                               NO  ☐

OR

Income (including income attributable to spouse) was in excess of $300,000 for 2008 and 2009 and is reasonably expected to be in excess of $300,000 for 2010?

YES  ☐                               NO  ☐

2.           IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name:

Trustee Name:

Does the trust have assets greater than $5 million?

Yes ☐                     No ☐
Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company?

Yes ☐                     No ☐

Indicate how often you invest in:

(i)	Marketable Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

(ii)	Restricted Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

(iii)	Venture Capital Companies

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

[Signature Page follows]

By signing this Questionnaire, I hereby confirm the following statements:

           (a) I am aware that the offering of Units will involve securities that are not transferable and for which no market exists, thereby requiring my investment to be maintained for an indefinite period of time.

           (b) I acknowledge that any delivery to me of the Transaction Documents relating to the Units prior to the determination by the Company of my suitability as an investor, shall not constitute an offer of such Units until such determination of suitability shall be made, and I agree that I shall promptly return the Transaction Documents to the Company upon request.

           (c)           My answers to the foregoing questions are, and were on any date (if any) that I previously subscribed for Units in the Company, true and complete to the best of my information and belief and were true on any date that I previously as of, and I will promptly notify the Company of any changes in the information I have provided.

Executed:

Date: _____________

(Printed Name)

(Signature)

(Printed Name of Joint Subscriber)

(Signature of Joint Subscriber)

CERTIFICATE OF SIGNATORY

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of that certain Subscription Agreement dated as of ___________, 2010, by and between the Entity and Buyonate, Inc. (the “Subscription Agreement”), and to purchase and hold the Units (as defined in the Subscription Agreement), and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this _____ day of _____________, 2010.

(Signature)